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                                   EXHIBIT 21

                                  SUBSIDIARIES

           Name                   Operating Name         Ownership %         State of Incorporation
--------------------------        --------------         -----------         ----------------------
West Bank                            West Bank               100%                     Iowa
WB Capital Management Inc.          VMF Capital              100%                     Iowa

                                       39